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                                                                      Exhibit 23






                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 033-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan of our report dated June 9, 2003, with respect to the financial statements and schedule of the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                           /s/ Ernst & Young LLP
                                           ------------------------------------

Cleveland, Ohio
June 11, 2003


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